SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.



                                   FORM 8-K



                                CURRENT REPORT



                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934





                                   May 21, 1999
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)





                            NEWCARE HEALTH CORPORATION
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter



         Nevada                    0-24110                 86-0594391
---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation              Number                   Number



           6000 Lake Forrest Drive, Suite 200, Atlanta, Georgia  30328
           -----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code




                                (404) 255-7500
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code









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ITEM 5.  OTHER EVENTS.

     On May 21, 1999, NewCare Health Corporation (the "Company") entered into a Management Services Agreement, a Corporate Management Agreement and a Purchase Agreement (the "Agreements") with Lenox Healthcare, Inc. ("Lenox"), a privately-held provider of long-term healthcare facilities headquartered in Pittsfield, Massachusetts. Under the terms of the Agreements, effective June 1, 1999, Lenox will begin managing the Company's facilities and many of the Company's corporate operations.

     Lenox will receive a management fee for managing the Company's facilities equal to a proportionate share (taking into account both the Company's facilities and the other facilities operated or managed by Lenox) of the costs incurred by Lenox in operating its headquarters during its last fiscal year. In addition, Lenox will be reimbursed for its actual costs for providing corporate management services.

     Under the Agreements, Lenox will also purchase 500,000 shares of the Company's Common Stock for $500,000 in cash and receive warrants to purchase an additional 500,000 shares of Common Stock at $2.20 per share through June 1, 2004. The Company has granted Lenox certain demand and other registration rights with respect to the shares of Common Stock to be issued initially and issuable under the Warrants. The costs of such registration would be borne by the Company.

     The Agreements provide that the Company will immediately take measures to appoint two persons designated by Lenox to serve as Directors of the Company. The two persons selected to serve as new Directors are Thomas Clarke, the President of Lenox and Linda M. Clarke, the Treasurer of Lenox. Harlan Mathews and Mark Clein have agreed to resign as Directors of the Company to facilitate this change.

     Thomas M. Clarke (age 43) has been President of Lenox since 1991. Mr. Clarke has over 19 years of experience in the healthcare industry. From May 1987 until the founding of Lenox in 1991, he was Treasurer and Chief Financial Officer of Berkshire Health Systems, Inc. in Pittsfield, Massachusetts.

     Linda M. Clarke (age 46) is the wife of Thomas M. Clarke and has been Treasurer of Lenox since 1991. During a portion of this time she was also employed by the Houlton Regional Hospital Development Office. She continues to serve as treasurer of several privately-held health care companies.

     Upon effectiveness of the Agreements, the Company intends to begin immediate staff reductions at its corporate headquarters, including executive officer positions. The Company may be required to make payments under severance provisions of current employment agreements and incur other expenses related to reducing its corporate activities.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) EXHIBITS.

         EXHIBIT NO.              DESCRIPTION                 LOCATION

         Exhibit 10.1    Management Services Agreement     Filed herewith
                         with Lenox Healthcare, Inc.       electronically


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



         Exhibit 10.2    Corporate Management Agreement    Filed herewith
                         with Lenox Healthcare, Inc.       electronically

         Exhibit 10.3    Purchase Agreement with           Filed herewith
                         Lenox Healthcare, Inc.            electronically


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   NEWCARE HEALTH CORPORATION



Dated: June 4, 1999                By:/s/ Darrell C. Tucker
                                      Darrell C. Tucker, President

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